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Exhibit 10.57

                              BMW OF NORTH AMERICA, INC.

                           D E A L E R   A G R E E M E N T


     This DEALER AGREEMENT is effective as of the 1st day of February, 1998, by and between BMW of North America, Inc., a Delaware corporation having it principals place of business at Woodcliff Lake, New Jersey 07675 ("BMW NA") and

DEALER NAME:        JRJ Investments, Inc.

DEALER LOCATION:    Henderson, Nevada

BUSINESS TYPE:      Corporation

(If a corporation or partnership) organized or incorporated under the laws of the State of Nevada and doing business as Chaisson BMW, having its principal place of business at 261 Auto Mall Drive, in Henderson, Clark County, Nevada, (as "Dealer").

All terms defined in the DEALER STANDARD PROVISIONS (Form 93/B) are incorporated herein by reference.

                              PURPOSE OF AGREEMENT

The purpose of this Agreement is to authorize Dealer to operate a BMW automobile dealership and to set forth the responsibilities of both BMW NA and Dealer in providing BMW Products and services to the consuming public.

The United States automotive market requires a fluid relationship between BMW NA and authorized BMW dealers who represent BMW Products. Mutual compliance with the terms of this Agreement will promote the interests of both BMW NA and Dealer by providing each party an opportunity to earn a reasonable return on its investment through developing and retaining satisfied customers and by building a spirit of cooperation between BMW NA and Dealer by providing each party an opportunity to earn a reasonable return on its investment through developing and retaining satisfied customers and by building a spirit of cooperation between BMW NA and authorized BMW dealers (collectively the "BMW Dealers") which will increase the value and customer perception of BMW trademarks.

BMW NA and Dealer have entered into this Agreement with confidence in each other's integrity, ability and expressed intention to deal fairly with the other party and the consuming public. Dealer is relying upon BMW NA's commitment to distribute quality BMW Products that meet the needs and expectations of the BMW customers in Dealer's primary market and to provide Dealer with a

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broad range of support activities to assist Dealer in its retail operations.
BMW NA is relying upon Dealer's commitment to perform and carry out the responsibilities of an authorized BMW dealer, as set forth in this Agreement. Each party recognizes that it must rely upon the efforts of the other party in performing successfully under this Agreement.

IN CONSIDERATION OF the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

                            A. APPOINTMENT OF DEALER

BMW NA appoints Dealer as a dealer of BMW Products. Subject to the terms of this Agreement, Dealer is granted the non-exclusive right to buy BMW Products. Dealer accepts such appointment and agrees to be bound by this Agreement.

While dealer recognizes that its performance will be primarily measured based upon its activities in its Primary Market Area, Dealer agrees that this appointment does not confer upon it the exclusive right to deal in BMW Products in any specific geographic area within the 50 United States, nor does it limit the persons within the 50 United States to whom Dealer may sell BMW Products for use therein.

Dealer agrees that it will not sell BMW Products for resale or use outside the 50 United States. Dealer further agrees to abide by any Export Policy established by BMW NA.

Dealer acknowledges that BMW NA reserves the right to appoint additional dealers, whether located near Dealer's location or elsewhere, as BMW NA in its sole discretion deems necessary or appropriate. BMW NA agrees that it will not explore additional representation without first conferring individually with the BMW Dealer(s) surrounding the proposed location to determine whether other alternatives to additional representation are satisfactory to BMW NA. If a decision is made to proceed with establishment of additional representation, BMW NA will provide such BMW Dealer(s) no less than thirty (30) days written notice of such decision.

      B. DEALER STANDARD PROVISIONS AND DEALER OPERATING REQUIREMENTS

The accompanying DEALER STANDARD PROVISIONS (Form 93/B), DEALER OPERATING REQUIREMENTS, DEALER FACILITY GUIDELINES, and all currently effective Addenda issued to Dealer by BMW NA, all of which may be amended, canceled or superseded from time to time, are hereby incorporated into this Dealer Agreement ("Incorporated Documents"). Unless the context otherwise indicates, the term "Agreement" shall mean this documents, the Incorporated Documents, and the documents referred to therein. Dealer hereby acknowledges receipt of this Agreement and agrees to become familiar with its terms.

While Dealer is not contractually required to comply with the BMW DEALER OPERATING SYSTEM, Dealer agrees to consider conforming its operations to the guidelines and recommendations of the BMW Dealer Operating System.

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                          C. DEALER OWNERSHIP AND MANAGEMENT

This is a PERSONAL SERVICES AGREEMENT. BMW NA is entering into this Agreement in reliance upon the qualifications, abilities and integrity of the Dealer Operator and upon the representation of the Dealer's Owner(s) that the Dealer Operator will have full managerial authority for operations and activities of Dealer. In order to induce BMW NA to enter into this Agreement, Dealer states that:

(i) DEALER'S OWNERS. The beneficial owners, record owners and partners, if any of Dealer are (include Record Owners if different from Beneficial):

NAME                                          %           RECORD OR BENEFICIAL

Cross-Continent Auto Retailers, Inc.         100%                Record

(iii) DEALER'S OFFICERS.  The following persons are Dealer's Officers:


NAME                          TITLE

Bill Gilliland                President

Robert W. Hall                Vice President

R. Wayne Moore                Secretary

(iv) DEALER OPERATOR. The following person shall be in complete charge of Dealer's BMW Operations with authority to make all operating decisions on behalf of Dealer with respect to Dealer's BMW Operations and is the person upon whom BMW NA can rely to act on Dealer's behalf:

Name: Jim Chaisson, Jr.

(v) GENERAL MANAGER. The following is Dealer's General Manager (if non, enter "NONE"):

Name: Jim Chaisson, Jr.

(vi) SUCCESSOR. The Dealer's Owners have nominated the following individual(s) as proposed Dealer Owner(s) of a Successor Dealer to be established if this Agreement is terminated because of the death or permanent disability of any of the Dealers Owners (if none, enter "NONE"):

Name: NONE

Because of the importance that BMW NA places on the statements and representations of the Dealer's Owners and the qualifications of the Dealer Operator, Dealer agrees that there will be no

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change in the (a) identity of the Dealer's Owner (i above); (b) the Dealer
Operator (iv above); or (c) Dealer's name, identity, business organization or structure without the prior written consent of BMW NA.

To enable BMW NA to maintain effectively the BMW NA dealer network, Dealer further agrees to provide BMW NA with forty-five (45) days prior written notice of any proposed change in the ownership of Dealer, which would change the majority interest or control of Dealer, or of any proposed disposition of Dealer's BMW assets. Any such change in ownership or disposition of Dealer's BMW assets shall not- be effective without the prior written consent of BMW NA which consent shall not be unreasonably withheld. BMW NA shall respond to Dealer's notification within forty-five (45) days after Dealer has furnished to BMW NA all applications and information reasonably requested to evaluate the proposal.

Without limiting other considerations in determining whether BMW NA will provide consent, this Agreement may not be transferred, assigned or assumed until all indebtedness of Dealer to BMW NA, its subsidiaries or affiliates has been fully satisfied and unless the transferee, assignee or party assuming this Agreement agrees and commits to fulfill and complete all of the obligations under this Agreement and the Improvement Addendum (if applicable).

Dealer recognizes that BMW NA has a vital interest in ensuring that qualified personnel are employed by BMW Dealers. Therefore, Dealer agrees to employ personnel who meet the qualifications for each position. BMW NA agrees that Dealer has the right to decide reasonably all matters concerning management and personnel.

Dealer has designated herein certain individuals as officers, directors, managers and/or individuals with responsibility for Dealer's BMW Operations. Dealer agrees to notify BMW NA in writing of any change in the designated individuals (ii, iii and v above) and recognizes that such designation shall not relieve Dealer of its responsibility for performance under this Agreement.

Dealer agrees that BMW NA may rely upon the Dealer Operator and General Manager (if applicable) to act on Dealer's behalf and that such reliance will not alter Dealer's responsibilities under this Agreement.

                            D.  DEALER'S FACILITIES

Dealer agrees that Dealer's Facilities shall satisfy all applicable provisions of this Agreement, including reasonable space, facility and BMW Corporate Identification requirements in the Dealer Operating Requirements Addendum and/or Dealer Facilities Guidelines. BMW NA recognizes the investment Dealer has in its facilities and hereby approves the location of the following Dealer's Facilities for the exclusive purpose of:

1) A showroom and sales facility for BMW Vehicles at: 261 Auto Mall Drive, Henderson, Nevada

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2)   Service and Parts facilities form BMW Vehicles: (same as 1 above)

3)   Facilities for the display and sale of used BMW Vehicles at: (same)

4) Other facilities (indicate the nature of the facility: E.G., storage facility): None.

Unless otherwise provided herein, Dealer shall conduct Dealer's BMW Operations and keep BMW Products exclusively at Dealer's Facilities designated above.

In the event that Dealer desires to (i)n change its principal place of business from that first set forth in this Agreement; (ii) change any location of Dealer's Facilities; (iii) establish any additional locations for either operating its business or storage of BMW Products; (iv) make any major structural or design change in Dealer's Facilities; or (v) change the usage or function of any locations or facility approved herein or otherwise utilize such locations or facilities for any functions other than the approved functions, Dealer must obtain the prior written approval of BMW NA for any such change or establishment.

In the event Dealer desires to establish or add any additional automobile franchise, line, make or dealership at Dealer's Facilities simultaneously with Dealer's BMW Operations, Dealer agrees to provide BMW NA thirty (30) days prior written notice of such establishment or addition. At the time notice is provided, Dealer shall demonstrate in writing to BMW NA that Dealer will continue to comply with the Dealer Operating Requirements Addendum and will not adversely impact the representation or sale of BMW Products. If Dealer is unable to comply, Dealer shall not pursue such establishment or addition, but may submit a detailed plan of compliance with the Dealer Operating Requirements and Dealer Operating Requirements Addendum to BMW NA. If BMW NA approves the detailed plan of compliance, Dealer may proceed with the establishment or addition. Dealer understands that BMW NA may, at its sole option, reject the plan or require issuance or modification of an Improvement Addendum in the event the plan is approved. Such approval shall not be unreasonably withheld.

                          E.  EXCLUSION OF WARRANTIES

EXCEPT AS SPECIFICALLYN PROVIDED FOR IN THE NEW CAR LIMITED WARRANTY, THE LIMITED WARRANTY ON EMISSION CONTROLS, THE LIMITED WARRANTY AGAINST RUST PERFORATION, THE LIMITED WARANTY ON ORIGINAL BMW PARTS AND THE LIMITED WARRANTY ON ORIGINAL PARTS SOLD OVER THE COUNT; ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED. THE EXCLUSION ALSO APPLIES TO INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FOR ANY BREACH OF EXPRESS OR IMPLIED WARRANTY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS, IF ANY, APPLICABLE TO BMW PRODUCTS.

                              F.  BMW DEALER FORUM

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BMW NA and Dealer agree that it is in their mutual interest to have an independent group of BMW dealer representatives serve on the BMW Dealer Forum ("DEALER FORUM"). The DEALER FORUM shall represent BMW Dealers and will communicate the position of BMW Dealers to BMW NA on various common issues. BMW NA and the DEALER FORUM shall establish a mechanism to foster open and frequent communication on substantive issues affecting BMW NA and BMW Dealers.

Each BMW dealer is entitled and encouraged to serve on the DEALER FORUM or on a committee of the DEALER FORUM pursuant to its by-laws and each BMW dealer is expected to support and participate in the DEALER FORUM.

The DEALER FORUM shall adopt by-laws as BMW Dealers deem reasonable and necessary. The DEALER FORUM may establish committees to study various aspects of the retail environment and the BMW NA-BMW Dealers' relationship.

Before any material change may be made to this Agreement, BMW NA agrees to notify the DEALER FORUM and consider BMW Dealers' position regarding the proposed change.

                                 G. TERM

This Agreement shall continue in full force and effect and shall govern all relations and transactions between the parties commencing on the effective date hereof and continuing as follows:

     * If Dealer has fulfilled all of its obligations hereunder and no Improvement Addendum is currently in force, this Agreement shall expire five years from the effective date hereof, unless terminated earlier in accordance with the applicable provisions of this Agreement. In such event BMW NA will renew this Agreement or offer Dealer an opportunity to enter into a superseding Agreement.

     * If Dealer has outstanding obligations as of the effective date of this Agreement and/or an Improvement Addendum is in force, this Agreement shall expire on the earlier of three years from the effective date hereof or sixty (60) days following the earliest "Compliance Date" specified in said Addendum, unless otherwise terminated in accordance with the applicable provisions of this Agreement.

                     H.  ALTERNATE DISPUTE RESOLUTION

BMW NA and Dealer agree to minimize disputes between them. However, in the event that disputes arise, BMW NA and Dealer agree that they will attempt to resolve all matters between them before any formal action is taken to seek any administrative or judicial adjudication or governmental review.

A BMW BOARD ("BOARD") will act as the Administrator of all disputes between BMW NA and

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Dealer arising out of this Agreement.  The BOARD will consist of three representatives who will be selected by BMW NA and three representatives of BMW Dealers who will be selected by the DEALER FORUM. The BOARD will determine eligibility requirements, develop procedures to ensure a fair and equitable decision ("ADR PROCEDURES") and select individuals to participate in a DISPUTE RESOLUTION PANEL ("PANEL") to hear an eligible dispute. The PANEL shall consist of at least one BMW NA employee, one BMW dealer and one independent person selected by the BOARD.

The BOARD shall also monitor the dispute resolution process, report to BMW NA and the DEALER FORUM annually on the effectiveness of this process and, when required, make recommendations for changes in this process.

BMW NA and Dealer agree that the process outlined in this Article H and developed by the BOARD in the ADR PROCEDURES will be mandatory. The PANEL's recommendation will be non-binding, unless the parties agree to be bound by the decision of the PANEL. The purpose of the PANEL will be to recommend a resolution and work with the parties to reach a fair and equitable solution to their dispute in a cost-effective, efficient manner and to avoid formal adjudication or government intervention.

If either party to this Agreement initiates any action in court or an administrative agency prior to issuance of a PANEL recommendation on a dispute, that party shall pay all costs, fees and expenses, including attorneys fees, of the other party which arise out of the enforcement of this Article H.

                        I.  RIGHT OF FIRST REFUSAL

BMW NA recognizes the investment which Dealer has committed to remain a BMW dealer. Dealer recognizes the importance to BMW NA of continuing dealership operations from approved locations to provide for effective sale and service of BMW Products. Accordingly, whenever Dealer intends to dispose of Dealer's BMW assets or to change majority ownership from that listed in Article C(i), BMW NA shall have the first right to purchase Dealer's BMW assets or ownership interests pursuant to this Article. Dealer agrees to disclose to the prospective buyer that any sale or disposition shall be subject to the terms of this Dealer Agreement.

BMW NA will advise Dealer if it will exercise the right of first refusal within forty-five (45) days after Dealer has furnished all applications and information in accordance with Article C. If BMW NA exercises the right, BMW NA will assume the proposed buyer's rights and obligations under the written agreement the proposed buyer negotiated with Dealer (the "Buy/Sell Agreement"). The purchase price shall be that set forth in the Buy/Sell Agreement.

In the event BMW NA exercises its right of first refusal, BMW NA may assign the Buy/Sell Agreement to any party. BMW NA shall remain responsible to guarantee the purchase price to be paid by the assignee.

Dealer shall transfer the assets and any applicable real estate free and clear of all liens and

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encumbrances.  Any property shall be transferred by Warranty Deed, where possible, conveying marketable title. Deeds will be in the proper form for recording. Possession will be deemed transferred when the deed is delivered.
 Dealer will furnish copies of, and will assign where required, all agreements, licenses, easements, permits or other documents necessary for the conduct of Dealer's BMW Operations.

If it exercises its right under this Article, BMW NA will reimburse Dealer for all acceptable expenses, excluding brokerage commissions, incurred by Dealer in connection with the development of the Buy/Sell Agreement. Dealer will supply BMA NA with reasonable documentation to support all those expenses and all copies of materials generated during the negotiation and development of the Buy/Sell Agreement in anticipation of the sale (including environmental reports, accounting reviews, among others.) Any dispute regarding reimbursement shall be presented for review under Article H.

This Article shall not apply in the event that Dealer proposes to change majority ownership, dispose of its assets or otherwise enter into a proposed Buy/Sell Agreement with a member of Dealer's immediate family (spouse, child, brother, sister, parent, grandchild, or spouse of child); to an individual who is listed on the Successor Addendum; to an individual who is currently employed by Dealer and has been actively employed by Dealer for a least three consecutive years in the BMW Operations and is otherwise qualified as a Dealer Operator; or to an individual who is currently listed as a Dealer's Owner in Article C and has been so listed for the past three consecutive years and is otherwise qualified as a Dealer Operator.

                        J.  CUSTOMER SATISFACTION

BMW NA and Dealer agree to conduct their respective businesses to promote and support the image and reputation of BMW NA, BMW Products and BMW Dealers. BMW Products must be perceived as the finest available. BMW NA and BMW Dealers must be recognized as providing the best service in the industry.

Dealer, as the direct link to the BMW customer, is responsible for satisfying customers in all matters, except those directly related to product design and manufacturing. Dealer will take reasonable steps to ensure that each customer is satisfied with BMW Products, and with the services and the practices of Dealer. Dealer will recommend to BMW NA methods of reasonably satisfying customers. BMW NA will support Dealer's customer satisfaction efforts through counseling, training opportunities and providing survey results.

When requested by BMW NA, Dealer shall submit a plan detailing its customer satisfaction programs. That plan shall include continuous reinforcement to all dealership personnel of the importance of customer satisfaction, necessary training for dealership personnel and methods of conveying to customers that Dealer is committed to their satisfaction.

Following consultation with and notice from BMW NA or its authorized representative, Dealer shall remedy to the satisfaction of BMW NA any practice or method of operation which would have a

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detrimental effect upon customer satisfaction or would impair the reputation or image of BMW NA, BMW Products or Dealer.

                        K.  EXECUTION OF AGREEMENT

This Agreement shall not become effective until signed by a duly authorized office of Dealer, if a corporation; or by one of the general partners of Dealer, if a partnership; or by the named individual if a sole proprietorship; and countersigned by authorized representatives of BMW NA.

                      L.  MODIFICATION OF AGREEMENT

No representative of BMW NA shall have the authority to waive any of the provisions of this Agreement or to make any amendment or modification of or any other change in, addition to, or deletion of any portion of this Agreement or to make any other agreement which imposes any obligation on either BMW NA or Dealer which is not specifically imposed by this Agreement or which renews or extends this Agreement; unless such waiver, amendment, modification, change, addition, deletion or agreement is reduced to writing and signed by two authorized representatives of BMW NA and by the authorized representative of Dealer as set forth in Article K of this Agreement.


BMW OF NORTH AMERICA, INC.                  JRJ INVESTMENTS, INC.


By: /s/                                     By: /s/ Bill Gilliland
    ------------------------------------    ------------------------------------
Title:  Senior Vice President,              Title: President
        General Manager - Western Region    Federal Tax ID No.: 88-0199942

By: /s/                                     ATTEST: (if Dealer is a Corporation)
    ------------------------------------
Title:  Regional Business                   /s/ R. Wayne Moore, Secretary
        Development Manager                 ------------------------------------

                                            WITNESS: (If Partnership or
                                            Proprietorship)

                                            ------------------------------------

                                            ------------------------------------

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                              BMW OF NORTH AMERICA, INC.

                                 IMPROVEMENT ADDENDUM


DEALER: CHAISSON MOTORCARS-SATELLITE                                CODE: 21294

This IMPROVEMENT ADDENDUM is effective as of the 22nd day of December, 1997.

The following Obligations of the Dealer under the terms of the Dealer Agreement, dated the 1st day of February, 1998, must be satisfied by the following compliance date to ensure issuance of the Satellite Addendum and renewal of the Dealer Agreement.

CONTRACTUAL REQUIREMENTS                                    COMPLIANCE DATE
-------------------------                                   ---------------

BMW Customer Exclusivity.                                   April 30, 1998
(Defined as exclusive BMW Sales Showroom,
BMW Service Reception Area and BMW Retail
Parts Counter)

Complete BMW exclusivity including                          February 28, 1999
BMW Sales Showroom, BMW Service Department,
BMW Parts Department, including incorporation of BMW Corporate Identity design elements and signage. Plans must be approved in advance by BMW NA.

SHOULD DEALER REASONABLY REQUEST A JUSTIFIED EXTENSION, THE EXTENSION WILL NOT BE UNREASONABLY WITHHELD.

Dealer acknowledges that the above list may not be all inclusive and may change during the term of this Agreement. No deficiency can be noted on this Addendum unless BMW NA has provided the Dealer prior written notice of said deficiency and the Dealer has had a reasonable opportunity to cure.

Dealer understands and agrees that failure to remedy all contractual requirements will jeopardize the dealer's ability to renew this Dealer Agreement and could subject Dealer to early termination of this Agreement. This contract will be automatically renewed for those Dealers which are in compliance with this Agreement.

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                           BMW OF NORTH AMERICA, INC.

                          SATELLITE LOCATION ADDENDUM


As an addendum to the BMW Dealer Agreement, dated the 1st day of February, between BMW of North America, Inc. and JRJ Investments, Inc., the following business and location is recognized as a satellite to the principal location of the dealership:

Business Type:  Corporation
Business Name:  Chaisson Motorcars
Address:        2333 South Decatur Blvd.
County:         Clark
City:           Las Vegas
State:          Nevada        Zip: 89102

This location is approved to perform the following functions as an authorized BMW Satellite Operation:

                New Car Sales:      T
                Used Car Sales:     T
                Service:            T
                Parts:              T

This Satellite Addendum is subordinate to and runs concurrent with the BMW Dealer Agreement and is subject to and governed by the same terms and conditions as detailed in the Dealer Agreement and Dealer Standard Provisions. The expiration or termination of the BMW Dealer Agreement shall cause this addendum to be null and void.

This Satellite Operation is supplemental, not separate from the main BMW Operation and therefore cannot be sold as a separate entity from the main BMW Operation without the prior written approval of BMW NA. Any transfer or sale of assets of this Satellite Operation without such approval shall result in the intermediate termination of this Satellite Addendum.

This Addendum provides the dealer the first option should BMW NA determine the need for a fully operational, independent BMW Dealership within the immediate area of the Satellite Operation. BMW NA shall notify the dealer in writing of this need and allow the dealer a 90 day period ("review period") to determine their willingness to convert the Satellite Operation to a fully functional BMW Dealership which may have common ownership with the current BMW Dealership, and respond in writing to the Regional Manager. Should the dealer determine that the conversion is viable then a plan for the operation, facilities management and ownership is to be submitted at the time of acceptance of the option. If the dealer is not willing or able to convert the satellite to a fully functional BMW Dealership then the dealer must cease all BMW Operations at the Satellite Location within 6 months of the end of the review period.

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The purpose of the development of this Satellite Operation is to better serve the BMW customers. BMW NA and the dealer must share a mutual commitment to the satisfaction of all BMW customers. BMW NA and the dealer must share a mutual commitment to the satisfaction of all BMW Customers. As the representative for BMW to the BMW Customers in this satellite area, the dealer agrees that it will designate one person to oversee and facilitate BMW customer satisfaction, that it will participate in BMW NA sponsored Customer Satisfaction Programs and training as provided and empower its organization to assist and satisfy all BMW customers. The dealer further commits that it will notify BMW NA of problems which relate to product and customers to provide BMW NA the best, most timely opportunity to make corrections and support the overall BMW Dealer Organization's efforts to achieve the highest levels of customer satisfaction. Should the Satellite Operation fail to provide customer satisfaction at or above the National CSI average for a reasonable period of time, then the purpose of this addendum shall cease to exist and the dealer will be notified in writing that this addendum will expire ninety (90) days from the date of the notice.

This Satellite Operation is for the sole benefit of the BMW Operation of the dealer and therefore no other automotive line or make may be added at any time. The addition of another line or make at the Satellite location or the main location will immediately void this addendum and require the dealer to cease all BMW operations at the Satellite location or else be in violation of the BMW Dealer Agreement, Paragraph 12(9).

The dealer may void this addendum at any time by sending notice to BMW NA by certified mail, return receipt requested, telegram, or overnight mail service sixty (60) days in advance of the effective date.

The activities of the satellite operation are governed by the same terms and conditions as the main BMW Operation and as such, actions and events at the satellite could result in the termination of the BMW Dealer Agreement for all locations.

The terms and conditions of the Letter of Intent - Satellite Location ("LOI"), a copy of which is attached hereto, is incorporated herein. If there is any conflict between the terms and conditions of the LOI and this addendum, the terms and conditions of the LOI shall control.

BMW OF NORTH AMERICA, INC.              RJ INVESTMENTS, INC.


By:                                     By:
    ----------------------------            ----------------------------
     James J. Ryan                           Bill Gilliland
     Senior Vice President                   President
     General Manager, Western Division


By:                                     By:
    ----------------------------            ----------------------------
     Stephen J. Saward                            Robert W. Hall

     Business Development Manager                 Vice President
     Western Region

Date: 2/2/98                            Date: 1/30/98